UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2015

GAMCO Investors, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14761 (Commission File Number)	13-4007862 (IRS Employer Identification No.)

One Corporate Center, Rye, New York 10580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 921-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 27, 2015, GAMCO Investors, Inc. (“GAMCO”) sold 4,393,055 shares of its Class A common stock (the “Shares”) to its 93.9% owned subsidiary, Gabelli Securities, Inc. (“GSI”), at a price of $34.1448 per Share.  The sale was made in advance of the spin-off of Associated Capital Group, Inc. (“ACG”) from GAMCO on November 30, 2015, pursuant to which GAMCO transferred to ACG its alternative investment management business, its institutional research services business and certain cash and other assets (the “Spin-Off”).  GSI paid the purchase price by issuing a note to GAMCO in the principal amount of $149,999,984.36 (the “GSI Note”). GAMCO contributed the GSI Note to ACG and GSI became a majority-owned subsidiary of ACG on November 30, 2015 in connection with the completion of the Spin-Off.

Following the sale of the Shares, as of December 1, 2015, GAMCO had 10,638,507 shares of Class A common stock (including 554,100 restricted stock awards) and 19,196,792 shares of Class B common stock issued and outstanding.

The Shares were sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), as a transaction not involving a public offering.  GSI provided a written representation that it is an “accredited investor” within the meaning of Regulation D promulgated under the Act, and GAMCO did not engage in general solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO INVESTORS, INC.

Dated: December 2, 2015	By:	/s/ Kieran Caterina
	Name:	Kieran Caterina
	Title:	Senior Vice President and Co-Chief Accounting Officer